CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for Liberty Intermediate Government Income Fund, Liberty Quality Plus Bond Fund, and Liberty Corporate Bond Fund (three of the series comprising Liberty Funds Trust III) in the Liberty Intermediate Government Income Fund Prospectuses, the Liberty Quality Plus Bond Fund Prospectuses and the Liberty Corporate Bond Fund Prospectuses and in the Introduction and under the caption "Independent Auditors" in the Liberty Funds Trust III Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 129 to the Registration Statement (Form N-1A, No. 2-15184) of our reports dated June 10, 2003 on the financial statements and financial highlights of Liberty Intermediate Government Income Fund, Liberty Quality Plus Bond Fund, and Liberty Corporate Bond Fund included in their respective Annual Reports dated April 30, 2003.





/s/
Boston, Massachusetts
August 25, 2003